Exhibit 99.4

February 14, 2014

BY SEDAR

British Columbia Securities Commission (Principal Regulator)
Ontario Securities Commission
Alberta Securities Commission
Saskatchewan Financial and Consumer Affairs Authority
The Manitoba Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Newfoundland and Labrador, Securities Division, Department of Government Services and Lands
Registrar of Securities, Prince Edward Island
Department of Justice, Government of the Northwest Territories
Department of Community Services - Government of Yukon
Department of Justice, Government of Nunavut

Dear Sirs/Mesdames:

Re: Goldcorp Inc. - Amendment to Management Discussion & Analysis for the year ended December 31, 2013

We have re-filed the attached Management Discussion & Analysis for the year ended December 31, 2013 to correct the measured and indicated resource for the Éléonore project which inadvertently reported an amount including the proven and probable reserves as set out on page 67.

Yours truly,

(Signed) Anna Tudela

Anna Tudela

AT/jm
Enclosure